As filed with the Securities and Exchange Commission on December 21, 2023

Registration No. 333-275076

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IRON HORSE ACQUISITIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	6770	85-1783294
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Iron Horse Acquisitions Corp.

P.O. Box 2506

Toluca Lake, California 91610
Telephone: (310) 290-5383
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jose Antonio Bengochea, Chief Executive Officer

P.O. Box 2506

Toluca Lake, California 91610
Telephone: (310) 290-5383
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason C. Harmon Kenneth C. Winterbottom IV Zarren Law Group, LLC 8 Park Center Court, Suite 100 Baltimore, Maryland 21117 Telephone: (410) 457-3453	Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4159

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of Iron Horse Acquisitions Corp. (File No. 333-275076) is being filed as an exhibit-only filing solely to file additional exhibits which were marked as “To be filed.” in the initial Registration Statement. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(10) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation.+
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3	Bylaws.+
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.
4.4	Specimen Rights Certificate.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Zarren Law Group, LLC.
10.1	Form of Letter Agreement from each of the Registrant’s officers, directors and initial stockholders.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3	Promissory Note.
10.4	Form of Registration Rights Agreement.
10.5	Form of Subscription Agreement for private warrants by SPAC Sponsor.
10.6	Form of Stock Escrow Agreement
10.7	Form of Administrative Services Agreement.
10.8	Form of Indemnification Agreement.
10.9	Form of Subscription Agreement between the Registrant and Bengochea SPAC Sponsors I LLC.+
14	Code of Ethics.+
16	Letter of Marcum LLP to the Securities and Exchange Commission, dated October 18, 2023. +
23.1	Consent of MaloneBailey, LLP. +
23.2	Consent of Zarren Law Group, LLC (included in Exhibit 5.1).
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter.
99.2	Compensation Committee Charter.
99.3	Nominating and Corporate Governance Committee Charter.
107	Registration fee table.

+Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 21st day of December, 2023.

IRON HORSE ACQUISITIONS CORP.

By:	/s/ Jose Bengochea
Name:	Jose A. Bengochea
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jose Bengochea	Chief Executive Officer	December 21, 2023
Jose Bengochea	(Principal Executive Officer) and Director

*	Chief Financial Officer and Director	December 21, 2023
Jane Waxman	(Principal Financial and Accounting Officer)

*	Chairman of the Board	December 21, 2023
Brian Turner

*	Chief Operating Officer	December 21, 2023
William Caragol

*	Director	December 21, 2023
Scott Morris

*	Director	December 21, 2023
Lisa Harrington

*	Director	December 21, 2023
Ken Hertz

*	By:	/s/ Jose Bengochea
	Name:	Jose A. Bengochea
	Title:	Attorney-in-Fact